Consent of Independent Auditors


The Board of Directors
Cova Financial Life Insurance Company


We consent to the use of our reports on the financial statements of Cova Financial Life Insurance Company (the Company) dated February 4, 2000, and on the financial statements of the sub-accounts of Cova Variable Annuity Account Five dated March 20, 2000, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4, File No. 333-54016) of Cova Variable Annuity Account Five.



                                         /s/KPMG LLP
                                         --------------
                                          KPMG LLP


Chicago, Illinois
March 5, 2001